Exhibit 99.1

For more information, contact:
Inna Vyadro	William J. Stuart
Director of Investor Relations	Chief Financial Officer
Avici Systems	Avici Systems
978-715-2300	978-715-2300
ivyadro@avici.com	wstuart@avici.com

Avici Systems Reports Second Quarter 2007 Results

Revises Revenue Guidance to $110-$125 Million, Including Final Router Shipments

North Billerica, MA, July 19, 2007— Avici Systems Inc. (NASDAQ: AVCI), today reported results for its second quarter ended June 30, 2007.

Gross revenue for the three and six months ended June 30, 2007 was $29.6 million and $50.2 million, respectively, compared to $25.3 million and $46.7 million, respectively for the three and six months ended June 30, 2006.

Based on final orders received for its router products including network expansion and customer last time purchases, Avici is raising its expected revenue guidance for the full year 2007 to $110 to $125 million with the variability attributable to timing of manufacturing and final shipment dates.

“I am pleased to report our highest quarterly revenue yet,” said Bill Leighton, Chief Executive Officer of Avici Systems. “As we transition out of the router business, we continue to see strong revenues and profitability. We are also very pleased with the progress of development and market reaction for the Soapstone Provider Network Controller (PNC)™ product. We believe the PNC provides carriers a key component in deploying technology agnostic services that leverage Next Generation Network software frameworks and cost-effective transport technologies such as Carrier Ethernet and eventually hybrid Optical Ethernet to drive their top line growth.”

GAAP net income for the second quarter ended June 30, 2007 was $12.1 million, or $0.82 per share, compared to a GAAP net income of $7.9 million, or $0.58 per share, in the prior year’s second quarter. GAAP net income in the 2007 period includes $0.7 million of non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”) and $0.1 million associated with certain inventory credits. GAAP net income for the 2006 period includes $1.0 million of special charges associated with the 2006 restructuring, $0.4 million of non-cash equity based credits associated with SFAS 123R and $0.1 million of certain inventory credits.

GAAP net income for the six months ended June 30, 2007 was $18.1 million, or $1.24 per share, compared to a GAAP net income of $2.6 million, or $0.19 per share, for the six months ended June 30, 2006. GAAP net income in the 2007 period includes $1.1 million of non-cash equity based charges associated with SFAS 123R, $0.3 million of special charges associated with the 2006 restructuring and $0.2 million of certain inventory credits. GAAP net income for the 2006 period includes $7.7 million of special charges associated with the 2006 restructuring, $0.1 million of non-cash equity based credits associated with SFAS 123R, $0.5 million of non-cash common stock warrant discount charge and $0.2 million of certain inventory credits.

Non-GAAP net income (GAAP net income excluding charges for restructuring, certain stock based compensation, common stock warrant discount and inventory credits) for the second quarter ended June 30, 2007 was $12.7 million, or $0.86 per share compared to non-GAAP net income of $8.5 million, or $0.62 per share in the second quarter of 2006. Non-GAAP net income for the six months ended June 30, 2007 was $19.2 million, or $1.32 per share, compared to non-GAAP net income of $10.4 million or $0.78 per share for the prior year six month period ended June 30, 2006.

In April 2007, the Board of Directors declared a special cash dividend of $2.00 per share and accordingly the Company distributed $28.3 million on June 22, 2007. Cash, cash equivalents and short and long-term marketable securities after such distribution totaled $61.1 million at June 30, 2007.

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference on July 19, 2007 at 8:30 AM eastern daylight savings time. The conference telephone number is (888) 550-2358. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 879282. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues, profitability and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Avici’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of Avici products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

About Soapstone Networks

The Soapstone Networks solution is designed to enable carriers to bring orderly, predictable, business-driven behavior to networks, regardless of vendor or technology composition. It utilizes an SOA-based modular architecture that provides the agility and nimbleness to target different applications.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Product	$26,900	$23,574	$45,324	$43,853
Service	2,738	1,696	4,826	2,811

Total gross revenue	29,638	25,270	50,150	46,664
Less – Common stock warrant discount – Product	—	—	—	(527)

Net revenue	29,638	25,270	50,150	46,137

Cost of revenue – Product (1)	7,994	6,373	13,315	14,614
Cost of revenue – Service	365	446	822	952

Total cost of revenue	8,359	6,819	14,137	15,566

Gross margin	21,279	18,451	36,013	30,571

Operating expenses:
Research and development (2)	6,929	8,031	14,020	17,635
Sales and marketing (2)	674	964	1,260	2,395
General and administrative (2)	1,674	1,489	2,941	2,788
Stock-based compensation	660	(370)	1,105	(115)
Restructuring expenses	—	1,006	100	6,278

Total operating expenses	9,937	11,120	19,426	28,981

Income from operations	11,342	7,331	16,587	1,590
Provision for income tax	(240)	—	(370)	—
Interest income, net	965	565	1,851	984

Net income	$12,067	$7,896	$18,068	$2,574

Net earnings per diluted share	$0.82	$0.58	$1.24	$0.19

Weighted average common shares used in computing diluted net income per share	14,765,241	13,615,522	14,522,034	13,395,486

(1) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$—	$—	$175	$1,382

Credits from utilization of inventory previously written off in 2006 and 2001, respectively	$(73)	$(62)	$(218)	$(215)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$534	$(176)	$673	$(46)
Sales and marketing	(43)	(44)	40	(8)
General and administration	169	(150)	392	(61)

	$660	$(370)	$1,105	$(115)

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Product	$26,900	$23,574	$45,324	$43,853
Service	2,738	1,696	4,826	2,811

Total gross revenue	29,638	25,270	50,150	46,664
Cost of revenue – Product	8,067	6,435	13,358	13,447
Cost of revenue – Service	365	446	822	952

Total cost of revenue	8,432	6,881	14,180	14,399

Gross margin	21,206	18,389	35,970	32,265

Operating expenses:
Research and development	6,929	8,031	14,020	17,635
Sales and marketing	674	964	1,260	2,395
General and administrative	1,674	1,489	2,941	2,788

Total operating expenses	9,277	10,484	18,221	22,818

Income from operations	11,929	7,905	17,749	9,447
Provision for income tax	(240)	—	(370)	—
Interest income, net	965	565	1,851	984

Non-GAAP net income	$12,654	$8,470	$19,230	$10,431

Non-GAAP earnings per diluted share	$0.86	$0.62	$1.32	$0.78

Weighted average common shares used in computing diluted net income per share	14,765,241	13,615,522	14,522,034	13,395,486

Note 1 – The above non-GAAP consolidated statements of operations for the three and six months ended June 30, 2007 and 2006 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to common stock warrant discount and certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Non-GAAP net income	$12,654	$8,470	$19,230	$10,431
Common stock warrant discount	—	—	—	(527)
Restructuring expenses	—	(1,006)	(100)	(6,278)
Certain non-cash stock based compensation	(660)	370	(1,105)	115
Inventory and inventory related charge	—	—	(175)	(1,382)
Utilization of inventory previously written-off	73	62	218	215

GAAP net income	$12,067	$7,896	$18,068	$2,574

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Cash, Cash equivalents and marketable securities	$54,061	$60,095
Inventories	1,691	5,438
Trade accounts receivable, net	8,259	3,583
Restricted cash	—	1,000
Other current assets	819	1,133

Total current assets	64,830	71,249
Long-term marketable securities	7,024	8,504
Property and equipment, net	3,838	4,937

Total assets	$75,692	$84,690

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$7,736	$8,914
Deferred revenue	9,096	9,592
Stockholders’ equity	58,860	66,184

Total liabilities and stockholders’ equity	$75,692	$84,690

December 31, 2006 amounts are derived from audited financial statements.

###